Exhibit (l)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-39702 on Form N-4 of our report dated April 15, 2024, relating to the financial statements of each of the Sub-Accounts of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2023. We also consent to the references to us under the headings "Service Providers" and “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 19, 2024

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement No. 033-39702 on Form N-4 of our report dated April 12, 2024, relating to the statutory-basis financial statements and of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 19, 2024